Exhibit 10.1

TECHPRECISION CORPORATION

RESTRICTED STOCK AWARD TO [DIRECTOR] OR [OFFICER]

Grantee:	[__________]

Number of Shares Granted:	[__________]

Date of Grant:	[__________], 20[__]

Vesting Date:	[__________], 20[__]

ReCITALS

This Restricted Stock Award (the “Award Agreement”) is made by TechPrecision Corporation, a Delaware corporation (the “Company), pursuant to the Company’s 2016 Equity Incentive Plan (the “Plan”).

WHEREAS, the Company has agreed to grant and issue to the Grantee and the Grantee desires to acquire 25,000 Shares (as defined below), subject to certain restrictions and on the terms and conditions contained in this Award Agreement.

NOW, THEREFORE, in consideration of the foregoing and the premises contained herein and intending to be legally bound hereby:

Definitions. As used herein:

“Award” means an award of Restricted Stock hereby granted.

“Date of Grant” means [__________], 20[__], the date on which the Company awarded the Restricted Stock to the Grantee.

“Restricted Stock” means the [_____] Shares which are the subject of the Award hereby granted.

“Shares” mean shares of the Company’s common stock, par value $0.0001 per share.

Capitalized terms not otherwise defined herein have the same meanings as in the Plan, and the terms of the Plan are hereby incorporated by reference and made a part of this Award Agreement.

Grant of Restricted Stock. Subject to the terms and conditions set forth herein, the Company hereby grants to the Grantee the Restricted Stock. The Restricted Stock shall vest and become nonforfeitable in accordance with Section 3 of this Award Agreement.

Vesting and Forfeiture.

The Restricted Stock shall vest and become nonforfeitable on the Vesting Date set forth above. During the period commencing on the Date of Grant and ending on the Vesting Date (the “Restriction Period”), the Grantee is not permitted to sell, transfer, pledge, assign or otherwise encumber the Restricted Stock.  The Grantee must be serving as a director or executive officer as of the Vesting Date and must have been continuously serving in such capacity from the Grant Date through the Vesting Date for the Restricted Stock to vest.

While any Share of Restricted Stock remains subject to restriction, the Grantee will have, with respect to the Restricted Stock, the right to vote the Shares, but will not have the right to receive any cash distributions or dividends prior to the lapse of the Restriction Period underlying such Shares.  If any cash distributions or dividends are payable with respect to the Restricted Stock, the board of directors, in its sole discretion, may require the cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the board of directors of the Company so determines, reinvested in additional Restricted Stock to the extent Shares are available under the Plan.  The Grantee shall not be entitled to interest with respect to any dividends or distributions subjected to the Restriction Period.  Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

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If the Grantee’s service with the Company and its Affiliates terminates prior to the expiration of the applicable Restriction Period, the Grantee’s Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

Securities Laws, etc. The Company may from time to time impose any conditions on the Restricted Stock as it deems necessary or advisable to ensure that this Award satisfies the conditions of Rule 16b-3, and that Shares are issued and resold in compliance with the Securities Act of 1933, as amended.

Delivery of Shares. The Company shall, without payment from the Grantee for the Restricted Stock, deliver to the Grantee the Shares underlying the Award in certificated or book-entry form, in the Company’s sole discretion, with such legends or restrictions as it deems necessary or appropriate under the securities laws. The Company may require upon the vesting of any Restricted Stock from the Grantee any undertakings which it may determine are required to ensure that the certificates are being issued in compliance with federal and state securities laws.

Notices. Any notice to the Company provided for in this instrument shall be addressed to the Corporate Secretary of the Company at 1 Bella Drive, Westminster, MA 01473, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on file with the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or electronic copy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

Miscellaneous.

The Award granted hereunder shall not confer upon the Grantee any right to continue as [a [member of the Board of Directors] [an officer] of the Company.

The Grantee acknowledges that the Company has not advised the Grantee regarding the Grantee’s income tax liability in connection with the grant of the Restricted Stock. The Grantee is not relying on any statements or representations of the Company or any of its agents in regard to such liability. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Award Agreement.

The validity, performance, construction and effect of this Award shall be governed by and determined in accordance with the law of the State of Delaware, without giving effect to conflicts of laws principles thereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Award Agreement effective as of the Date of Grant.

TECHPRECISION CORPORATION

[Name]
[Title]

ACKNOWLEDGED AND ACCEPTED:

___________________________________

[________]

Dated: _____________________________

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